 As filed with the Securities and Exchange Commission on April 29, 2009

Registration No. 333-156719

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1 Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AFTERSOFT GROUP, INC.
 (Exact name of Registrant as specified in its charter)

Delaware	6770	84-1108035
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Regus House,
Heronsway, Chester Business Park
Chester, UK CH4 9QR
011 44 124 489 3138
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Incorporating Services, Ltd.
3500 South DuPont Highway
Dover, Delaware 19901
(302) 531 0855
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:
Gersten Savage LLP
David E. Danovitch, Esq.
Kristin Angelino, Esq.
Jaclyn Amsel, Esq.
600 Lexington Avenue
New York, NY 10022-6018
Tel: (212) 752-9700 Fax: (212) 980-5192

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☑

 EXPLANATORY NOTE

Aftersoft Group, Inc. (the “Registrant”) is filing this Amendment No. 2 to its Registration Statement on Form S-1 (the “Registration Statement”) in order to amend Part II of Amendment No. 1 to the Registration Statement, which was filed by the Registrant with the Securities and Exchange Commission on April 3, 2009, solely to update the legality opinion filed as Exhibit 5.1 to the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Securities and Exchange Commission registration fee	$94.80
Printing costs (1)	5,500.00
Accounting fees and expenses (1)	10,000.00
Legal fees and expenses (1)	25,000.00
Miscellaneous (1)	15,000.00
Total (1)	$55,594.80

(1) Estimated.

Item 14. Indemnification of Directors and Officers

Article Seventh of our Certificate of Incorporation states: “No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.”

Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Aftersoft Group, Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

(1)
The Company issued 470,000 shares of Common Stock to Brockington Securities in 2006 valued at $499,000 as consideration for consultation services in connection with the Company’s reorganization. Brockington Securities assisted the Company in the negotiations to acquire EXP and advised the Company on management and potential market opportunity for the restructured group. The Company issued 500,000 shares of Common Stock to Euro Software Services Limited (“Euro Software”) in 2006 valued at $530,000 in consideration for 100% of the issued and outstanding shares of Euro Software. The Company issued 16,750,000 shares of its Common Stock ADNW on February 1, 2007 in consideration for 100% of the issued and outstanding shares of DSS, to be valued at the net book value of DSS at that date since the transaction is a common control merger.

The issuances of shares were exempt from registration in accordance with Section 4(2) of the Act as a transaction by the Company not involving any public offering and the purchasers met the “accredited investor” criteria required by the rules and regulations promulgated under the Act.

The Company did not receive any cash consideration from either Brockington Securities or Euro Software.

(2)
On August 25, 2006, the Company issued 28,000,000 shares of Common Stock to ADNW in exchange for the acquisition of 100% of the issued and outstanding shares of EXP from ADNW. EXP was subsequently sold on November 12, 2007.

This transaction was not registered under the Act in reliance on an exemption from registration set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by the Company not involving any public offering and the purchasers met the “accredited investor” criteria required by the rules and regulations promulgated under the Act.

(3)	On February 1, 2007, the Company issued 16,750,000 shares of Common Stock to ADNW in exchange for the acquisition of DSS from ADNW. DSS subsequently was sold on November 12, 2007.

This transaction was not registered under the Act in reliance on an exemption from registration set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by the Company not involving any public offering and the purchasers met the “accredited investor” criteria required by the rules and regulations promulgated under the Act.

(4)
On June 22, 2007, the Company issued 300,000 shares of Common Stock to note holder Arthur Blumenthal, as partial payment against the 8% note payable balance. These shares were valued at the closing price of the Common Stock on the date of the transaction of $0.48 per share which reduced the note payable balance by a total of $144,000.

This transaction was not registered under the Act in reliance on an exemption from registration under Section 4(2) of the Act based on the limited number of recipients, Mr. Blumenthal’s representation of sophistication in financial matters, and his access to information concerning the company.

(5)	On April 24, 2007, the Company issued 6,217 shares to consultants for services provided. These shares were issued at the market price of $0.50 per share.

These transactions were not registered under the Act in reliance on an exemption from registration under Section 4(2) of the Act based on the limited number of recipients, their representation of sophistication in financial matters, and their access to information concerning the company.

(6)
On July 5, 2007, the Company issued a total of 5,208,333 shares of Common Stock at $0.48 per share and 5,208,333 warrants to purchase Common Stock at $1.00 per share to the following entities, who were recognized as accredited investors, as that term is defined in Rule 501(a) of Regulation D: 625,000 shares of Common Stock and warrants to Hummingbird Microcap Value Fund LP; 625,000 shares of Common Stock and warrants to Hummingbird Value Fund LP; 357,292 shares of Common Stock and warrants to Little Wing LP; 59,375 shares of Common Stock and warrants to Trade Winds Fund LTD; 208,334 shares of Common Stock and warrants to Alexandra & Christopher Vulliez; 208,334 shares of Common Stock and warrants to Mary Kanary; 625,000 shares of Common Stock and warrants to Channel Partnership II; 833,334 shares of Common Stock and warrants to Wynnefield SmallCap Offshore Fund, Ltd.; 833,334 shares of Common Stock and warrants to Wynnefield Partners SmallCap Value, LP; 833,334 shares of Common Stock and warrants to Wynnefield Partners SmallCap Value, LP I.

The Company received $2,500,000 in gross proceeds in cash for these shares of Common Stock and warrants.

These transactions were not registered under the Act in reliance on an exemption from registration set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by the Company not involving any public offering and the purchasers met the “accredited investor” criteria required by the rules and regulations promulgated under the Act.

(7)	On December 21, 2007, in connection with a Revolving Credit and Term Loan Agreement with ComVest Capital LLC (“ComVest”), the Company issued a Credit Note, Term Note and Warrants to ComVest.

The Credit Note is payable to ComVest in the principal amount of $1,000,000, bearing interest at a rate per annum equal to the greater of (a) the prime rate, as announced by Citibank, N.A. from time to time, plus two percent (2%), or (b) nine and one-half percent (9.5%). The applicable interest rate will be increased by four hundred (400) basis points during the continuance of any event of default under the Loan Agreement. Interest will be computed on the daily unpaid principal balance and is payable monthly in arrears on the first day of each calendar month commencing January 1, 2008. Interest is also payable upon maturity or acceleration of the Credit Note.

The Term Note is payable to ComVest in the principal amount of $5,000,000. The Term Note bears interest at a rate of eleven percent (11%) per annum, except that during the continuance of any event of default, the interest rate will be increased to sixteen percent (16%). The Term Note is repayable in 23 equal monthly installments of $208,333.33 each, payable on first day of each calendar month commencing January 1, 2009, through November 1, 2010, with the balance due on November 30, 2010.

The principal and interest payable on the Term Note is convertible into shares of the Company’s Common Stock at the option of ComVest, at an initial conversion price of $1.50 per share. In addition, the Company may require conversion of the principal and interest under certain circumstances. The number of shares issuable upon conversion of the Term Note (the “Conversion Shares”), and/or the conversion price, may be proportionately adjusted in the event of any stock dividend, distribution, stock split, stock combination, stock consolidation, recapitalization or reclassification or similar transaction. In addition, the number of Conversion Shares, and/or the conversion price may be adjusted in the event of certain sales or issuances of shares of our Common Stock, or securities entitling any person to acquire shares of our Common Stock, at any time while the Term Note is outstanding, at an effective price per share which is less than the then-effective conversion price of the Term Note.

On July 3, 2008, the conversion price for the Term Note was reduced from $1.50 to $1.4875 as a result of certain anti-dilution protection contained therein following the issuance by the Company of additional shares of common stock and warrants to purchase common stock. Consequently, the number of shares issuable upon conversion of the principal amount of the Tern Note was increased to 3,361,345 shares from 3,333,333 shares.

In connection with the Revolving Credit and Term Loan Agreement, the Company issued warrants to ComVest to purchase the following amounts of shares of Common Stock, exercisable after the Closing Date, December 21, 2007, and expiring December 31, 2013: a) Warrant to purchase 1,000,000 shares of our Common Stock at an exercise price of $0.3125 per share; b) Warrant to purchase 2,000,000 shares of our Common Stock at an exercise price of $0.39 per share; and c) Warrant to purchase 2,083,333 shares of our Common Stock at an exercise price of $0.3625 per share; (each, a “Warrant,”) (the 5,083,333 shares collectively issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares”). The Warrants also contain a cashless exercise feature.

On May 15, 2008, the exercise price for the Warrant to purchase 1,000,000 shares of our Common Stock was reduced from $0.3125 to $0.11, in consideration for a waiver by the lender of a technical default of loan terms.

On September 23, 2008, the exercise price for the Warrant to purchase 2,000,000 shares of our Common Stock was reduced from $0.39 to $0.11, in consideration for a waiver by the lender of a technical default of loan terms, and the lender agreed to extend the start of the loan amortization from January 1, 2009 to January 1, 2010.

On July 3, 2008, the exercise price for the Warrant to purchase 1,000,000 shares of our Common Stock was reduced from $0.3625 to $0.3618, as a result of the issuance of 1,000,000 additional warrants as a placement fee.

The number of shares issuable upon exercise of the Warrants, and/or the applicable exercise prices, may be proportionately adjusted in the event of any stock dividend, distribution, stock split, stock combination, stock consolidation, recapitalization or reclassification or similar transaction. In addition, the number of shares issuable upon exercise of the Warrants, and/or the applicable exercise prices may be adjusted in the event of certain issuances of shares of Common Stock, or securities entitling any person to acquire shares of Common Stock, at any time while the Warrants are outstanding, at an effective price per share which is less than the then-effective exercise prices of the Warrants.

The offering of the Credit Note, the Term Note and the Warrants was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by the Company not involving any public offering and the purchasers met the “accredited investor” criteria required by the rules and regulations promulgated under the Act.

(8)
On July 5, 2007, the Company issued warrants to Quillen Securities to purchase 260,417 shares of the Company’s Common Stock as compensation in connection with the Company’s private placement of 2,500,000 shares of Common Stock and warrants on the same date. The warrants were immediately exercisable at $1.00 per share and expire July 2, 2013.

This transaction was not registered under the Act in reliance on an exemption from registration set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by the Company not involving any public offering and Quillen Securities met the “accredited investor” criteria required by the rules and regulations promulgated under the Act.

(9)
On February 7, 2008, the Company issued warrants to Quillen Securities to purchase 250,000 shares of the Company’s Common Stock, which were immediately exercisable at $1.00 per share and expire July 2, 2013, as compensation in connection with the ComVest financing.

This transaction was not registered under the Act in reliance on an exemption from registration set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by the Company not involving any public offering and Quillen Securities met the “accredited investor” criteria required by the rules and regulations promulgated under the Act.

(10)
On February 7, 2008, the Company issued warrants to Quillen Securities to purchase 155,549 shares of the Company’s Common Stock as compensation, which were immediately exercisable at $1.00 per share and expire July 2, 2013, for services rendered.

This transaction was not registered under the Act in reliance on an exemption from registration set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by the Company not involving any public offering and Quillen Securities met the “accredited investor” criteria required by the rules and regulations promulgated under the Act.

(11)
On each of August 1, 2007 and November 1, 2007, the Company issued warrants to Mr. McKenna to purchase 1,718,750 shares of Common Stock, which were immediately exercisable at $0.48 per share, and expire on January 31, 2012.

This transaction was not registered under the Act in reliance on an exemption from registration set forth in Section 4(2) thereof as a transaction by the Company not involving any public offering and Mr. McKenna met the “accredited investor” criteria required by the rules and regulations promulgated under the Act.

(12)
On May 13, 2008, the Compensation Committee of the Board of Directors of the Company approved restricted stock awards of an aggregate of 2,985,000 shares of its Common Stock to certain employees, a corporate officer and three outside directors in respect of services previously rendered. The shares vest as follows: 34% of the shares vest immediately on the date of grant. The remaining 66% of the shares will vest in three equal installments on each of the first, second and third anniversaries of the grant date. An aggregate of 994,500 shares were fully vested on the date of grant. The Company did not receive any consideration for these grants.

This transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in a transaction by the Company not involving any public offering as the shares were granted as compensation for services.

(13)
On April 24, 2008, the holder of 2,124,098 shares of ADNW Preferred stock (which is convertible into 7,231,622 shares of the Company’s common shares), or 6.97% of the fully diluted shares of ADNW, completed an exchange of the Preferred shares for 6,402,999 units of the Company, which consisted of 6,402,999 shares of Common Stock and a six-year warrant to purchase 6,402,999 shares of the Company’s Common Stock for $1.00 per share.

This transaction was not registered under the Act in reliance on an exemption from registration set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by the Company not involving any public offering and the purchaser met the “accredited investor” criteria required by the rules and regulations promulgated under the Act.

(14)	On July 3, 2008, the Company issued 1,000,000 warrants exercisable at $0.30, and expiring July 3, 2013 as placement fees for the sale of the 5,231,622 shares of ADNW common stock.

This transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated hereunder as a transaction by the Company not involving any public offering and the purchaser met the “accredited investor” criteria required by he rules and regulations promulgated under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

Exhibit No.	Description of Exhibit

3(i)	Certificate of Incorporation of Aftersoft Group, Inc., as amended (incorporated by reference to Exhibit 3(i) to the Company’s Registration Statement on Form S-1/A filed on July 15, 2008).

3(ii)	By laws (incorporated by reference to Exhibit 3(ii) to the Company’s Registration Statement on Form SB-2 filed on February 16, 2007).

4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 filed on February 16, 2007).

5.1	Opinion of Gersten Savage LLP regarding the legality of the securities being registered (filed herewith).

10.1
Share Sale Agreement relating to EXP Dealer Software Limited dated August 4, 2006 among Auto Data Network, Inc., Aftersoft Group, Inc. and Aftersoft Dealer Software Limited (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 31, 2006).

10.2
Share Sale Agreement relating to Dealer Software and Services Limited dated February 1, 2007 between Aftersoft Group, Inc. and Auto Data Network, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 7, 2007).

10.3	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 6, 2007).

Exhibit No.	Description of Exhibit

10.4	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 6, 2007).

10.5	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed July 6, 2007).

10.6	Settlement and Release Agreement between ASNA and Aidan J. McKenna (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed August 6, 2007).

10.7
Share Sale Agreement, dated November 12, 2007, between EU Web Services, Ltd., as Purchaser, Aftersoft Group, Inc., as Vendor, and EXP Dealer Software Ltd. (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed November 16, 2007)

10.8
Revolving Credit and Term Loan Agreement dated as of December 21, 2007, by and between ComVest Capital LLC, as Lender, and Aftersoft Group, Inc., as Borrower (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.9	Revolving Credit Note dated December 21, 2007 in the principal amount of $1,000,000 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.10	Convertible Term Note, dated December 21, 2007 in the principal amount of $5,000,000 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.11
Collateral Agreement dated as of December 21, 2007 by and among Aftersoft Group, Inc., Aftersoft Network, N.A. Inc., MAM Software Ltd., Aftersoft Group (UK) Ltd., AFS Warehouse Distribution Management, Inc., AFS Tire Management, Inc. and AFS Autoservice Inc., and ComVest Capital LLC (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.12
Guaranty Agreement dated December 21, 2007 by Aftersoft Network, N.A. Inc., MAM Software Ltd., Aftersoft Group (UK) Ltd., AFS Warehouse Distribution Management, Inc., AFS Tire Management, Inc. and AFS Autoservice Inc., in favor of ComVest Capital LLC (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.13	Form of Validity Guaranty (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.14
Warrant, dated as of December 21, 2007, to Purchase 1,000,000 Shares of Common Stock of Aftersoft Group, Inc. (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed December 31, 2007).

Exhibit No.	Description of Exhibit

10.15
Warrant, dated as of December 21, 2007, to purchase 2,000,000 Shares of Common Stock of Aftersoft Group, Inc. (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.16
Warrant, dated as of December 21, 2007, to purchase 2,083,333 Shares of Common Stock of Aftersoft Group, Inc. (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.17
Registration Rights Agreement dated as of December 21, 2007 by Aftersoft Group, Inc. for the benefit of the holders (incorporated by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.18	2007 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit D of the Company’s revised Definitive Proxy Statement filed on May 19, 2008).

10.19	Employment Agreement dated as of December 1, 2008 between the Company and Ian Warwick (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed December 5, 2008).

10.20
Employment Agreement dated as of December 1, 2008 between the Company and Charles F. Trapp (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed December 5, 2008).

10.21	Employment Agreement dated as of December 1, 2008 between the Company and Simon Chadwick (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed December 5, 2008).

10.22	May 15, 2008 Waiver and Amendment (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed March 27, 2009).

10.23	September 23, 2008 Waiver and Amendment (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed March 27, 2009).

10.24	February 10, 2009 Waiver and Amendment (incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed March 27, 2009).

10.25	Consulting Agreement with Commonwealth Associates LP dated June 3, 2008 (incorporated herein by reference to Exhibit 10.25 to the Company's Registration Statement on Form S-1/A filed on April 3, 2009).

21	List of subsidiaries (incorporated by reference to Exhibit 21 to the Company’s Registration Statement on Form S-1/A filed on July 15, 2008).

23.1	Consent of KMJ Corbin & Company LLP (incorporated herein by reference to Exhibit 23.1 to the Company's Registration Statement on Form S-1/A filed on April 3, 2009).

23.2	Consent of Gersten Savage LLP (See Exhibit 5.1).

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)           That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in London, UK on April 29, 2009.

AFTERSOFT GROUP, INC.
A Delaware corporation, Registrant

By:	/s/ IAN WARWICK
IAN WARWICK
Chairman and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ CHARLES F. TRAPP
CHARLES F. TRAPP
Chief Financial Officer
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ian Warwick	Chairman, Chief Executive Officer and Director	April 29, 2009
Ian Warwick	(Principal Executive Officer)

/s/ Charles F. Trapp	Chief Financial Officer	April 29, 2009
Charles F. Trapp	(Principal Accounting Officer)

/s/ Simon Chadwick	Chief Operating Officer	April 29, 2009
Simon Chadwick

/s/ Dwight B. Mamanteo	Director	April 29, 2009
Dwight B. Mamanteo

/s/ Marcus Wohlrab	Director	April 29, 2009
Marcus Wohlrab

/s/ Frederick Wasserman	Director	April 29, 2009
Frederick Wasserman

/s/ Gerald M. Czarnecki	Director	April 29, 2009
Gerald M. Czarnecki

/s/ W. Austin Lewis IV	Director	April 29, 2009
W. Austin Lewis IV

EXHIBITS INDEX

Exhibit No.	Description of Exhibit

3(i)	Certificate of Incorporation of Aftersoft Group, Inc., as amended (incorporated by reference to Exhibit 3(i) to the Company’s Registration Statement on Form S-1/A filed on July 15, 2008).

3(ii)	By laws (incorporated by reference to Exhibit 3(ii) to the Company’s Registration Statement on Form SB-2 filed on February 16, 2007).

4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 filed on February 16, 2007).

5.1	Opinion of Gersten Savage LLP regarding the legality of the securities being registered (filed herewith).

10.1
Share Sale Agreement relating to EXP Dealer Software Limited dated August 4, 2006 among Auto Data Network, Inc., Aftersoft Group, Inc. and Aftersoft Dealer Software Limited (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 31, 2006).

10.2
Share Sale Agreement relating to Dealer Software and Services Limited dated February 1, 2007 between Aftersoft Group, Inc. and Auto Data Network, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 7, 2007).

10.3	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 6, 2007).

10.4	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 6, 2007).

10.5	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed July 6, 2007).

10.6	Settlement and Release Agreement between ASNA and Aidan J. McKenna (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed August 6, 2007).

10.7
Share Sale Agreement, dated November 12, 2007, between EU Web Services, Ltd., as Purchaser, Aftersoft Group, Inc., as Vendor, and EXP Dealer Software Ltd. (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed November 16, 2007)

10.8
Revolving Credit and Term Loan Agreement dated as of December 21, 2007, by and between ComVest Capital LLC, as Lender, and Aftersoft Group, Inc., as Borrower (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed December 31, 2007).

Exhibit No.	Description of Exhibit

10.9	Revolving Credit Note dated December 21, 2007 in the principal amount of $1,000,000 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.10	Convertible Term Note, dated December 21, 2007 in the principal amount of $5,000,000 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.11
Collateral Agreement dated as of December 21, 2007 by and among Aftersoft Group, Inc., Aftersoft Network, N.A. Inc., MAM Software Ltd., Aftersoft Group (UK) Ltd., AFS Warehouse Distribution Management, Inc., AFS Tire Management, Inc. and AFS Autoservice Inc., and ComVest Capital LLC (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.12
Guaranty Agreement dated December 21, 2007 by Aftersoft Network, N.A. Inc., MAM Software Ltd., Aftersoft Group (UK) Ltd., AFS Warehouse Distribution Management, Inc., AFS Tire Management, Inc. and AFS Autoservice Inc., in favor of ComVest Capital LLC (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.13	Form of Validity Guaranty (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.14
Warrant, dated as of December 21, 2007, to Purchase 1,000,000 Shares of Common Stock of Aftersoft Group, Inc. (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.15
Warrant, dated as of December 21, 2007, to Purchase 2,000,000 Shares of Common Stock of Aftersoft Group, Inc. (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.16
Warrant, dated as of December 21, 2007, to Purchase 2,083,333 Shares of Common Stock of Aftersoft Group, Inc. (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.17
Registration Rights Agreement dated as of December 21, 2007 by Aftersoft Group, Inc. for the benefit of the holders (incorporated by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.18	2007 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit D of the Company’s revised Definitive Proxy Statement filed on May 19, 2008).

10.19	Employment Agreement dated as of December 1, 2008 between the Company and Ian Warwick (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed December 5, 2008).

10.20
Employment Agreement dated as of December 1, 2008 between the Company and Charles F. Trapp (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed December 5, 2008).

Exhibit No.	Description of Exhibit

10.21	Employment Agreement dated as of December 1, 2008 between the Company and Simon Chadwick (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed December 5, 2008).

10.22	May 15, 2008 Waiver and Amendment (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed March 27, 2009).

10.23	September 23, 2008 Waiver and Amendment (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed March 27, 2009).

10.24	February 10, 2009 Waiver and Amendment (incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed March 27, 2009).

10.25	Consulting Agreement with Commonwealth Associates LP dated June 3, 2008 (incorporated herein by reference to Exhibit 10.25 to the Company's Registration Statement on Form S-1/A filed on April 3, 2009).

21	List of subsidiaries (incorporated by reference to Exhibit 21 to the Company’s Registration Statement on Form S-1/A filed on July 15, 2008).

23.1	Consent of KMJ Corbin & Company LLP (incorporated herein by reference to Exhibit 23.1 to the Company's Registration Statement on Form S-1/A filed on April 3, 2009).

23.2	Consent of Gersten Savage LLP (See Exhibit 5.1).